Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400

COMPANY CONTACTS	[NYSE: SFI]

Catherine D. Rice	Andrew G. Backman
Chief Financial Officer	Vice President – Investor Relations

iStar Financial Announces Second Quarter 2007 Results

•      Second quarter adjusted earnings per diluted common share up 12% year-over-year to $1.02.

•      Second quarter new financing commitments totaled $1.8 billion in 36 separate transactions.

•      Total revenues reached a record $317.3 million, up 33% year-over-year.

•                  Subsequent to quarter end, the Company closed on its previously announced acquisition of the commercial real estate lending business from Fremont Investment & Loan.

•                  Company increases fiscal year 2007 guidance for adjusted earnings per diluted common share to $4.00 - $4.20 and diluted GAAP earnings per common share to $2.90 - $3.10.

NEW YORK – July 30, 2007 – iStar Financial Inc. (NYSE: SFI), a leading publicly traded finance company focused on the commercial real estate industry, today reported results for the second quarter ended June 30, 2007. Second quarter results do not reflect the impact of the Fremont transaction, which closed subsequent to the end of the quarter.

iStar reported adjusted earnings for the quarter of $1.02 per diluted common share. This compares with $0.91 per diluted common share for the second quarter 2006. Adjusted earnings allocable to common shareholders for the second quarter 2007 were $130.1 million on a diluted basis, compared to $103.9 million for the second quarter 2006. Adjusted earnings represent net income computed in accordance with GAAP, adjusted for preferred dividends, depreciation, depletion, amortization and gain (loss) from discontinued operations.

Net income allocable to common shareholders for the second quarter was $96.3 million, or $0.75 per diluted common share, compared to $78.0 million, or $0.68 per diluted common share for the second quarter 2006. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings to GAAP net income.

Net investment income for the quarter was $131.8 million, compared to $105.2 million for the second quarter 2006. The year-over-year increase in net investment income was primarily due to continued growth of the Company’s loan portfolio. Net investment income represents interest income, operating lease income and equity in earnings (loss) from joint ventures, less interest expense, operating costs for corporate tenant lease assets and loss on early extinguishment of debt.

The Company announced that during the second quarter, it closed 36 new financing commitments, for a total of $1.8 billion. Of that amount, $904.6 million was funded during the second quarter. In addition, the Company funded $381.4 million under pre-existing commitments and received $1.05 billion in principal repayments. Cumulative repeat customer business totaled $14.1 billion at June 30, 2007.

Additionally, the Company completed the sale of four non-strategic corporate tenant lease facilities for total proceeds of $29.8 million, net of costs, resulting in a total net book gain of approximately $5.4 million.

For the quarter ended June 30, 2007, the Company generated adjusted return on average common book equity of 20.7%. The Company’s debt to book equity plus accumulated depreciation/depletion and loan loss reserves, all as determined in accordance with GAAP, was 2.5x at quarter end.

The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 3.22% for the quarter, essentially in-line with the previous quarter.

On July 2, 2007, the Company announced that it had completed its transaction with Fremont Investment & Loan, a subsidiary of Fremont General Corporation, in which the Company acquired Fremont’s commercial real estate lending business and retained a 30 percent participation interest in its commercial real estate loan assets for an aggregate purchase price of approximately $1.9 billion.

Capital Markets Summary

During the second quarter, the Company entered into a new five-year, $1.2 billion unsecured revolving credit agreement that carries an interest rate of LIBOR + 0.525%. This facility will serve as additional capacity to iStar’s existing $2.2 billion unsecured revolving credit facility, which also carries an interest rate of LIBOR + 0.525%.

As of June 30, 2007, the Company had $1.3 billion outstanding under $3.9 billion in revolving credit facilities. Consistent with its match funding policy under which a one percentage point change in interest rates cannot impact adjusted earnings by more than 2.5%, as of June 30, 2007, a one percentage point increase in rates would have increased the Company’s adjusted earnings by 2.16%.

-more-

During the second quarter, iStar also closed on a 364-day $2 billion interim financing facility to fund the acquisition of the commercial real estate lending business and existing portfolio from Fremont Investment & Loan. The Company said that it expects to repay the interim facility through debt and equity issuances. The timing of any debt or equity issuance will be predicated on market conditions.

Risk Management

At June 30, 2007, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 83.6% of the Company’s asset base, versus 81.4% in the prior quarter. The Company’s loan portfolio consisted of 72% floating rate and 28% fixed rate loans, with a weighted average maturity of 3.8 years. The weighted average last dollar loan-to-value ratio for all structured finance assets was 65.0%. At quarter end, the Company’s corporate tenant lease assets were 95.0% leased with a weighted average remaining lease term of 11.0 years. At June 30, 2007, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 2.78 and 2.50, respectively.

At June 30, 2007, watch list assets represented 1.45% of total assets versus 1.27% in the prior quarter. During the second quarter, four assets were moved from the watch list to non-performing loan (NPL) status and four assets were added to the watch list.

At June 30, 2007, the Company had seven loans on NPL status, representing 1.73% of total assets. The Company’s policy is to stop the accrual of interest on loans placed on NPL status. The Company believes it has adequate collateral to support the book value for each of the watch list and NPL assets. The Company had $62.2 million in loan loss reserves at June 30, 2007 versus $52.2 million at December 31, 2006.

Earnings Guidance

Consistent with the Securities and Exchange Commission’s Regulation FD and Regulation G, iStar Financial comments on earnings expectations within the context of its regular earnings press releases. The Company is increasing its expectations for diluted adjusted earnings per common share for the fiscal year 2007 to $4.00 - $4.20, and diluted GAAP earnings per common share for the fiscal year 2007 to $2.90 - $3.10. The Company forecasts annual net asset growth of approximately $6.0 billion, including the Company’s retained interest in the Fremont portfolio which has an approximate book value of $1.9 billion as of June 30, 2007. Excluding the Fremont interest, net asset growth for fiscal year 2007 is expected to be approximately $4.0 billion. The Company continues to expect to fund its long-term net asset growth with a combination of unsecured debt and equity.

Dividend

On July 2, 2007, iStar Financial declared a regular quarterly dividend of $0.825. The second quarter dividend will be payable on July 30, 2007 to shareholders of record on July 16, 2007.

[Financial Tables to Follow]

*           *           *

iStar Financial Inc. is a leading publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), seeks to deliver strong dividends and superior risk-adjusted returns on equity to shareholders by providing innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. EDT today, July 30, 2007. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations between structured finance and corporate tenant lease assets, repayment levels, the timing of receipt of prepayment penalties, the availability and cost of capital for future investments, competition within the finance and real estate industries, economic conditions, loss experience and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net investment income (1)	$131,838	$105,154	$257,321	$214,262
Other income	38,801	21,676	67,276	35,145
Other expenses (2)	(67,250)	(41,301)	(129,841)	(80,058)
Minority interest in consolidated entities	15	(821)	579	(1,069)
Income from continuing operations	$103,404	$84,708	$195,335	$168,280

Income from discontinued operations	296	3,438	1,048	5,670
Gain from discontinued operations	5,362	2,353	6,778	4,536
Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)
Net income allocable to common shareholders and HPU holders (3)	$98,482	$79,919	$182,001	$157,326

(1)   Includes interest income, operating lease income and equity in earnings (loss) from joint ventures, less interest expense, operating costs for corporate tenant lease assets and loss on early extinguishment of debt.

(2)   Includes depreciation and amortization, general and administrative expenses and provision for loan losses.

(3)   HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program.

Selected Balance Sheet Data

(In thousands)

	As of	As of
	June 30, 2007	December 31, 2006
	(unaudited)

Loans and other lending investments, net	$7,694,183	$6,799,850
Corporate tenant lease assets, net	3,324,186	3,084,794
Other investments	490,741	407,617
Total assets	12,322,330	11,059,995
Debt obligations	8,987,059	7,833,437
Total liabilities	9,219,894	8,034,394
Total shareholders’ equity	3,071,834	2,986,863

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES

Interest income	$192,165	$135,075	$373,025	$261,124
Operating lease income	86,382	81,336	167,694	162,991
Other income	38,801	21,676	67,276	35,145
Total revenues	317,348	238,087	607,995	459,260

COSTS AND EXPENSES
Interest expense	139,174	101,302	267,701	194,785
Operating costs - corporate tenant lease assets	7,433	10,722	14,244	16,121
Depreciation and amortization	22,827	18,877	42,869	37,502
General and administrative (1)	39,423	20,424	76,972	39,556
Provision for loan losses	5,000	2,000	10,000	3,000
Total costs and expenses	213,857	153,325	411,786	290,964

Income from continuing operations before other items	103,491	84,762	196,209	168,296
Equity in earnings (loss) from joint ventures	(102)	767	(1,453)	1,053
Minority interest in consolidated entities	15	(821)	579	(1,069)
Income from continuing operations	103,404	84,708	195,335	168,280

Income from discontinued operations	296	3,438	1,048	5,670
Gain from discontinued operations	5,362	2,353	6,778	4,536
Net income	109,062	90,499	203,161	178,486

Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)

Net income allocable to common shareholders and HPU holders	$98,482	$79,919	$182,001	$157,326

Net income per common share
Basic	$0.76	$0.69	$1.40	$1.36
Diluted (2)	$0.75	$0.68	$1.39	$1.34

Net income per HPU share
Basic (3)	$143.80	$130.20	$265.80	$256.40
Diluted (2) (4)	$142.53	$129.00	$263.47	$254.07

(1)   For the three months ended June 30, 2007 and 2006, includes $3,856 and $1,747 of stock-based compensation expense, respectively. For the six months ended June 30, 2007 and 2006, includes $8,265 and $2,950 of stock-based compensation expense, respectively.

(2)   For the three months ended June 30, 2007 and 2006, includes the allocable share of $28 of joint venture income. For the six months ended June 30, 2007 and 2006, includes the allocable share of $56 of joint venture income.

(3)   For the three months ended June 30, 2007 and 2006, $2,157 and $1,953 of net income is allocable to HPU holders, respectively. For the six months ended June 30, 2007 and 2006, $3,987 and $3,846 of net income is allocable to HPU holders, respectively.

(4)   For the three months ended June 30, 2007 and 2006, $2,138 and $1,935 of net income is allocable to HPU holders, respectively. For the six months ended June 30, 2007 and 2006, $3,952 and $3,811 of net income is allocable to HPU holders, respectively.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
EPS INFORMATION FOR COMMON SHARES

Income from continuing operations per common share (1)
Basic	$0.72	$0.64	$1.34	$1.27
Diluted (2)	$0.71	$0.63	$1.33	$1.26

Net income per common share
Basic	$0.76	$0.69	$1.40	$1.36
Diluted (2)	$0.75	$0.68	$1.39	$1.34

Weighted average common shares outstanding
Basic	126,753	113,282	126,723	113,263
Diluted	127,963	114,404	127,915	114,381

EPS INFORMATION FOR HPU SHARES

Income from continuing operations per HPU share (1)
Basic	$135.60	$120.73	$254.40	$239.73
Diluted (2)	$134.40	$119.67	$252.13	$237.60

Net income per HPU share (3)
Basic	$143.80	$130.20	$265.80	$256.40
Diluted (2)	$142.53	$129.00	$263.47	$254.07

Weighted average HPU shares outstanding
Basic	15	15	15	15
Diluted	15	15	15	15

(1)   For the three months ended June 30, 2007 and 2006, excludes preferred dividends of $10,580. For the six months ended June 30, 2007 and 2006, excludes preferred dividends of $21,160.

(2)   For the three months ended June 30, 2007 and 2006, includes the allocable share of $28 of joint venture income. For the six months ended June 30, 2007 and 2006, includes the allocable share of $56 of joint venture income.

(3)   As more fully explained in the Company’s quarterly SEC filings, three plans of the Company’s HPU program vested in December 2002, December 2003 and December 2004. Each of the respective plans contain 5 HPU shares. Cumulatively, these 15 shares were entitled to $2,157 and $1,953 of net income for the three months ended June 30, 2007 and 2006, respectively, and $3,987 and $3,846 of net income for the six months ended June 30, 2007 and 2006, respectively. On a diluted basis, these cumulative 15 shares were entitled to $2,138 and $1,935 of net income for the three months ended June 30, 2007 and 2006, respectively, and $3,952 and 3,811 of net income for the six months ended June 30, 2007 and 2006, respectively.

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
ADJUSTED EARNINGS (1)

Net income	$109,062	$90,499	$203,161	$178,486
Add: Depreciation, depletion and amortization	23,366	20,021	45,244	41,033
Add: Joint venture income	31	30	61	60
Add: Joint venture depreciation, depletion and amortization	9,748	2,724	20,585	5,448
Add: Amortization of deferred financing costs	6,713	6,155	13,157	12,268
Less: Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)
Less: Gain from discontinued operations	(5,362)	(2,353)	(6,778)	(4,536)

Adjusted earnings allocable to common shareholders and HPU holders:
Basic	$132,947	$106,466	$254,209	$211,539
Diluted	$132,978	$106,496	$254,270	$211,599

Adjusted earnings per common share:
Basic (2)	$1.03	$0.92	$1.96	$1.82
Diluted (3)	$1.02	$0.91	$1.94	$1.81

Weighted average common shares outstanding:
Basic	126,753	113,282	126,723	113,263
Diluted	127,963	114,404	127,915	114,381

Common shares outstanding at end of period:
Basic	126,786	113,303	126,786	113,303
Diluted	127,991	114,438	127,991	114,438

(1)   Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2)   For the three months ended June 30, 2007 and 2006, excludes $2,912 and $2,602 of net income allocable to HPU holders, respectively. For the six months ended June 30, 2007 and 2006, excludes $5,569 and $5,171 of net income allocable to HPU holders, respectively.

(3)   For the three months ended June 30, 2007 and 2006, excludes $2,886 and $2,578 of net income allocable to HPU holders, respectively. For the six months ended June 30, 2007 and 2006, excludes $5,519 and $5,124 of net income allocable to HPU holders, respectively.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

	As of	As of
	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS

Loans and other lending investments, net	$7,694,183	$6,799,850
Corporate tenant lease assets, net	3,324,186	3,084,794
Other investments	490,741	407,617
Investments in joint ventures	391,798	382,030
Assets held for sale	15,985	9,398
Cash and cash equivalents	88,019	105,951
Restricted cash	33,901	28,986
Accrued interest and operating lease income receivable	97,696	72,954
Deferred operating lease income receivable	89,634	79,498
Deferred expenses and other assets	78,063	71,181
Goodwill	18,124	17,736
Total assets	$12,322,330	$11,059,995

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable, accrued expenses and other liabilities	$232,835	$200,957

Debt obligations:
Unsecured senior notes	7,084,961	6,250,249
Unsecured revolving credit facilities	1,305,718	923,068
Secured term loans	498,360	562,116
Other debt obligations	98,020	98,004
Total liabilities	9,219,894	8,034,394
Minority interest in consolidated entities	30,602	38,738
Shareholders’ equity	3,071,834	2,986,863
Total liabilities and shareholders’ equity	$12,322,330	$11,059,995

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

PERFORMANCE STATISTICS

Three Months Ended
June 30, 2007
Net Finance Margin

Weighted average GAAP yield of loan and CTL investments	9.72%
Less: Cost of debt	(6.50)%
Net Finance Margin (1)	3.22%

Return on Average Common Book Equity

Average total book equity	$3,070,208
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$2,564,032

Net income allocable to common shareholders and HPU holders	$98,482
Net income allocable to common shareholders and HPU holders - Annualized (B)	$393,928

Return on Average Common Book Equity (B) / (A)	15.4%

Adjusted basic earnings allocable to common shareholders and HPU holders (2)	$132,947
Adjusted basic earnings allocable to common shareholders and HPU holders - Annualized (C)	$531,788

Adjusted Return on Average Common Book Equity (C) / (A)	20.7%

Efficiency Ratio

General and administrative expenses (D)	$39,423
Total revenue (E)	$317,348
Efficiency Ratio (D) / (E)	12.4%

(1)   Weighted average GAAP yield is the annualized sum of interest income and operating lease income (excluding other income), divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments, average SFAS No. 141 purchase intangibles and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs–corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income and operating costs–corporate tenant lease assets exclude SFAS No. 144 adjustments from discontinued operations of $342 and $24, respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2)   Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

CREDIT STATISTICS

	Three Months Ended
	June 30, 2007
Book debt (A)	$8,987,059

Book equity	$3,071,834
Add: Accumulated depreciation/depletion and loan loss reserves	487,301
Sum of book equity, accumulated depreciation/depletion and loan loss reserves (B)	$3,559,136

Book Debt / Sum of Book Equity, Accumulated Depreciation/Depletion and Loan Loss Reserves (A) / (B)	2.5	x

Ratio of Earnings to Fixed Charges	1.9	x

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	1.7	x

Interest Coverage

EBITDA(1) (C)	$281,350
GAAP interest expense (D)	$139,174

EBITDA / GAAP Interest Expense (C) / (D)
	2.0	x

Fixed Charge Coverage

EBITDA(1) (C)	$281,350

GAAP interest expense	$139,174
Add: Preferred dividends	10,580
Total GAAP interest expense and preferred dividends (E)	$149,754

EBITDA / GAAP Interest Expense and Preferred Dividends (C) / (E)	1.9	x

RECONCILIATION OF NET INCOME TO EBITDA

Net income	$109,062
Add: GAAP interest expense	139,174
Add: Depreciation, depletion and amortization	23,366
Add: Joint venture depreciation, depletion and amortization	9,748

EBITDA (1)	$281,350

(1)   EBITDA should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended June 30, 2007

	LOAN ORIGINATIONS
	Fixed Rate	Floating Rate	Total/ Weighted Average	CORPORATE LEASING	OTHER INVESTMENTS
Amount funded	$34,519	$646,549	$681,068	$147,821	$75,703
Weighted average GAAP yield	9.30%	9.11%	9.12%	10.24%	N/A
Weighted average all-in spread/margin (basis points) (1)	435	379	—	527	N/A
Weighted average first $ loan-to-value ratio	1.45%	2.22%	2.18%	N/A	N/A
Weighted average last $ loan-to-value ratio	87.60%	65.06%	66.21%	N/A	N/A

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments					127

Discretionary commitments					$13,170
Non-discretionary commitments					3,509,285
Total unfunded commitments					$3,522,455
Estimated weighted average funding period					Approximately 2.8 years

UNENCUMBERED ASSETS					$11,701,621

RISK MANAGEMENT STATISTICS

(weighted average risk rating)

	2007		2006
	June 30,	March 31,	December 31,	September 30,	June 30,
Structured Finance Assets (principal risk)	2.78	2.64	2.74	2.75	2.67
Corporate Tenant Lease Assets	2.50	2.45	2.37	2.39	2.38

(1=lowest risk; 5=highest risk)

(1)   Represents spread over base rate LIBOR (floating-rate loans) and interpolated U.S. Treasury rates (fixed-rate loans and corporate leasing transactions) during the quarter.

iStar Financial Inc.

Supplemental Information

(In thousands, except per share amounts)

(unaudited)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	June 30, 2007		December 31, 2006
Carrying value of non-performing loans /
As a percentage of total assets	$213,085	1.73%	$61,480	0.56%
Reserve for loan losses /
As a percentage of total assets	$62,201	0.50%	$52,201	0.47%
As a percentage of non-performing loans		29%		85%

RECONCILIATION OF DILUTED ADJUSTED EPS

GUIDANCE TO DILUTED GAAP EPS GUIDANCE (1)

Year Ending
December 31, 2007

Earnings per diluted common share guidance	$2.90 - $3.10
Add: Depreciation, depletion and amortization per diluted common share	$0.90 - $1.30
Adjusted earnings per diluted common share guidance	$4.00 - $4.20

(1)   Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF JUNE 30, 2007 (1)

Security Type
First Mortgages / Senior Loans	$6,376	52.3%
Corporate Tenant Leases	3,811	31.3
Mezzanine / Subordinated Debt	1,380	11.3
Other Investments	616	5.1
Total	$12,183	100.0%

Collateral Type
Apartment / Residential	$2,643	21.7%
Office (CTL)	1,771	14.5
Retail	1,582	13.0
Other	1,548	12.7
Industrial / R&D	1,355	11.1
Entertainment / Leisure	1,201	9.9
Mixed Use / Mixed Collateral	1,104	9.1
Hotel	745	6.1
Office (Lending)	234	1.9
Total	$12,183	100.0%

Collateral Location
West	$2,406	19.8%
Northeast	2,072	17.0
Southeast	1,901	15.6
Mid-Atlantic	1,696	13.9
Various	1,178	9.7
Central	831	6.8
South	716	5.9
International	524	4.3
Southwest	369	3.0
Northcentral	354	2.9
Northwest	136	1.1
Total	$12,183	100.0%

(1)   Figures presented prior to loan loss reserves, accumulated depreciation and impact of Statement of Financial Accounting Standards No. 141, “Business Combinations.”